BROWN, CUMMINS & BROWN CO., L.P.A
                        ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
J.W. BROWN (1911-1995)          441 VINE STREET
JAMES R. CUMMINS             CINCINNATI, OHIO  45202
ROBERT S BROWN               TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN         TELECOPIER (513) 381-2125             OF COUNSEL
LYNNE SKILKEN                                                   GILBERT BETTMAN
AMY G. APPLEGATE
MELANIE S. CORWIN
JOANN M. STRASSER
PAMELA L. KOGUT

                                          October 1, 1999


The Analysts Investment Trust
9200 Montgomery Road, Bldg. D
Cincinnati, Ohio  45242

Gentlemen:

          A legal opinion that we prepared was filed with your Form 24 F-2 for the fiscal year ended July 31, 1997 (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 10 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                          Very truly yours,



                                          Brown, Cummins & Brown Co., L.P.A.

BCB/mle